Exhibit 10.1

CONSTITUTION OF AARK SINGAPORE PTE. LTD.

CONSTITUTION FOR A PRIVATE COMPANY LIMITED BY SHARES

INTERPRETATION

1.	In these Regulations –

“Act” means the Companies Act 1967, as amended;

“Amalgamation Effective Time” means the time when a wholly owned merger subsidiary of the Parent merges with and into the Company;

“Applicable Law” means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person;

“Change of Control” means the occurrence of any of the following events: (a) any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the U.S. Securities Exchange Act of 1934 or any successor provisions thereto is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; (b) there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such merger or consolidation; or (c) the members approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Company of substantially all of the assets of the Company and its subsidiaries, taken as a whole;

“Class V Share” means the Class V ordinary share of a par value of US$0.0001 in the share capital of Parent;

“Designated Stock Exchange” means any United States national securities exchange on which the securities of the Company are listed for trading, including the Nasdaq Capital Market;

“Independent Director” shall have the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be;

“Ordinary Shares” means the ordinary shares in the capital of the Company with the rights set out in Regulation 3A;

“Other Members Director” means any director appointed by the members other than the Parent while the Class V Share remains outstanding;

“Parent” means Aeries Technology, Inc., a Cayman Islands exempted company limited by shares, and a member of the Company, or any wholly owned subsidiary thereof;

“Parent Director” means any director appointed by Parent pursuant to Regulation 49;

“Related Party Transaction” means a transaction between the Company and (a) its officers or directors, (b) a person related by blood or marriage to any such officer or director or (c) an entity in which any such person, directly or indirectly has more than a 5% beneficial interest;

“RK” means Venu Raman Kumar;

“seal” means the common seal of the Company;

“secretary” means any person appointed to perform the duties of a secretary of the Company;

“shares” means any shares of the Company that may be issued from time to time, and includes the Ordinary Shares;

“special resolution” means a resolution which: (i) has been passed by at least 75% of the votes of such holders of shares of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (ii) has been approved in writing by all of the holders of shares of the Company entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the holders aforesaid, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form;

words or expressions contained in these Regulations shall be interpreted in accordance with the provisions of the Interpretation Act 1965, and of the Act as in force at the date at which these Regulations become binding on the Company.

Share Capital and Variation of Rights

2.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, shares in the Company may be issued by the directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the directors, subject to any ordinary resolution of the Company, determine.

3.	Subject to the Act, any preference shares may, with the sanction of a special resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

3A.	The rights attaching to Ordinary Shares are set out below:

(a)	Voting Rights – Subject to the Act, the holders of Ordinary Shares are entitled to receive notices of general meetings, attend and vote at any general meeting of the Company, and each Ordinary Share shall carry one vote.

(b)	Dividend, Distribution & Other Economic Rights – The holders of Ordinary Shares shall be entitled to all dividends, distributions or other economic rights of the Company on a pari passu basis.

4.	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of 75% of the issued and outstanding shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Regulations relating to general meetings shall apply mutatis mutandis, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. To every such special resolution section 184 shall with such adaptations as are necessary apply.

5.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

6.	The Company may exercise the powers of paying commissions conferred by the Act, provided that the rate percent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of 10% of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10% of that price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful

7.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or unit of a share or (except only as by these Regulations or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

8.	Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the seal of the Company in accordance with the Act but in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

9.	The Company shall issue only fully paid shares.

Transfer of Shares

10.	Subject to these Regulations, any member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form which the directors may approve. The instrument shall be executed by or on behalf of the transferor and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

11.	The instrument of transfer must be left for registration at the registered office of the Company together with such fee, not exceeding $1 as the directors from time to time may require, accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and thereupon the Company shall subject to the powers vested in the directors by these Regulations register the transferee as a shareholder and retain the instrument of transfer.

12.	The directors may decline to register any transfer of shares (other than fully paid shares) to a person of whom they do not approve and may also decline to register any transfer of shares on which the Company has a lien.

13.	The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine not exceeding in the whole 30 days in any year.

Transmission of Shares

14.	In case of the death of a member that is an individual, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

15.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as applicable.

16.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of these Regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

17.	Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these Regulations, be deemed to be joint holders of the share.

Conversion of Shares into Stock

18.	The Company may by ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares of any denomination.

19.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

20.	The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

21.	Such of the regulations of the Company as are applicable to paid-up shares shall apply to stock, and the words share and shareholder therein shall include stock and stockholder.

Alteration of Capital

22.	The Company may from time to time by ordinary resolution –

(a)	increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	subdivide its shares or any of them into shares of smaller amount than is fixed by the memorandum; so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(d)	cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

23.	Subject to any direction to the contrary that may be given by the Company in general meeting, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and, after the expiration of that time, or on the receipt of a written statement from the person to whom the offer is made that he declines to accept the shares offered, the directors may dispose of those shares in such manner as they think most beneficial to the Company. The directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the directors, be conveniently offered under this regulation.

24.	The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required by law.

General Meeting

25.	An annual general meeting of the Company shall be held in accordance with the provisions of the Act. All general meetings other than the annual general meetings shall be called extraordinary general meetings.

26.	Any director or member may, whenever he thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

27	Subject to the provisions of the Act relating to special resolutions and agreements for shorter notice, 14 days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and in case of special business the general nature of that business shall be given to such persons as are entitled to receive such notices from the Company.

28.	All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance-sheets, and the report of the directors and auditors, the election of directors in the place of those retiring, and the appointment and fixing of the remuneration of the auditors.

Proceedings at General Meetings

29.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as herein otherwise provided, two members present in person shall form a quorum, provided that, so long as Parent and RK each holds any Ordinary Shares, a quorum must include Parent and RK present in person, by proxy or representative. Where the Company has only one member, that member shall form the quorum. For the purposes of this regulation member includes a person attending as a proxy or as representing a corporation which is a member.

30.	If a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine.

31.	The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

32.	The chairman may, with the consent of the members at which a quorum is present, and shall if so directed by the members, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

33.	At any general meeting a resolution put to the vote of the meeting shall be decided by way of a poll in accordance with Regulation 3A.

34.	A poll shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting, but a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

35.	In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

36.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy or by attorney and on a poll every member present in person or by proxy or by attorney or other duly authorised representative shall have the voting rights set out in Regulation 3A.

37.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

38.	A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

39.	No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

40.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

41.	The instrument appointing a proxy shall be in writing, in the common or usual form, under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the Company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

42.	Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

I/We, of being a member/members of the abovenamed Company, hereby appoint [●], of [●], or failing him, of [●], as my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the Company, to be held on the day of [●], and at any adjournment thereof.

Signed this day of [●]
This Form is to be used	in favour of	the resolution
against

*Strike out whichever is not desired. Unless otherwise instructed, the proxy may vote as he thinks fit.

43.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company, or at such other place in Singapore as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

44.	A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

44A.	Subject to the provisions of the Act and Regulation 3A, resolution by written means or in writing may be passed by members, and may consist of several documents in the like form each signed by one or more members, provided that a copy of such resolution by written means or in writing shall be circulated to all members and signed by the members entitled to receive notice of and to attend and vote at such meeting having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the members holding all shares entitled to vote thereon were present and voted before such resolution shall be deemed passed. Notwithstanding the foregoing, so long as Parent and RK hold any Ordinary Shares, no resolution by written means or in writing shall be deemed passed or otherwise approved unless Parent and RK are members signing such resolution. The expressions “by written means”, “in writing” and “signed” include any resolution signed manually, digitally or electronically by a member and transmitted digitally, electronically or by facsimile, or approved by other written electronic communication by digital or electronic signature of any such member and such signature shall be deemed an original signature for all purposes.

44B.	So far as may be permitted by the Act, the following matters shall require approval by way of a special resolution of the Company:

(a)	increase its share capital by such sum as the special resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	change the name of the Company;

(c)	Change of Control;

(d)	commence the voluntary liquidation, winding-up or dissolution of the Company or any of its material subsidiaries (except following a sale of all or substantially all of the assets of the Company and its subsidiaries), file a petition in bankruptcy or insolvency or enter into any arrangement for the benefit of creditors, commence any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any of its material subsidiaries, or adopt a plan with respect to any of the foregoing, or acquiesce or agree to any of the foregoing commenced or petitioned for on an involuntary basis;

(e)	materially change the principal line of business of the Company or its subsidiaries;

(f)	undertake any variation of the terms of any class of shares;

(g)	undertake any conversion of debt securities of the Company into shares or other equity securities of the Company;

(h)	subject to Regulations 47 and 49, increase or decrease the total number of directors;

(i)	sell, lease or otherwise dispose of, in a single transaction or series of related transactions, all or substantially all of the assets or business of the Company or any of its subsidiaries;

(j)	grant any loans, guarantees or security to any corporate body or person valued at an aggregate amount that exceeds $50 million, excluding loans to a direct or indirect subsidiary of the Company;

(k)	enter into any Related Party Transactions valued at an amount that exceeds $10 million;

(l)	sell assets of the Company, by a single or series of related transactions, valued at an aggregate amount that exceeds $50 million;

(m)	change any significant accounting policy of the Company (other than as required by any accounting pronouncements or interpretations under the generally accepted accounting principles of the United States or Applicable Law);

(n)	undertake any action to alter, amend and/or restate the Regulations and/or the organizational documents of any subsidiaries of the Company;

(o)	issue any equity securities of the Company in excess of $10 million or undertake any action with respect to the issuance of equity securities of any of the Company’s subsidiaries;

(p)	declare, pay or distribute dividends or any other distributions by the Company, including interest on capital; and/or

(q)	agree or commit to any of the foregoing.

44C.	Notwithstanding anything herein to the contrary and so far as may be permitted by the Act, any special resolution of the Company shall require the approval of Parent and RK so long as Parent and RK hold any Ordinary Shares.

Directors: Appointment, etc.

45.	At the first annual general meeting of the Company all the directors shall retire from office.

46.	A retiring director shall be eligible for re-election.

47.	So long as the Class V Share remains outstanding, the Company shall have three directors.

48.	The Company at the meeting at which a director retires may fill the vacated office by electing a person thereto, and in default the retiring director shall if offering himself for re-election and not being disqualified under the Act from holding office as a director be deemed to have been re-elected, unless a resolution for the re-election of that director is put to the meeting and lost, provided, however, that any vacancy of an office held by (a) a Parent Director, may only be filled by a director appointed by Parent, and (b) an Other Members Director, may only be filled by a director appointed by RK, his heirs and successors, as applicable, in each case in accordance with Regulation 49.

49.	So long as the Class V Share remains outstanding, (a) Parent and its successors shall have the right to nominate two directors, who shall be the Parent Directors, and which two directors shall only be selected from the four Independent Directors of Parent, and (b) RK, his heirs and successors shall collectively have the right to nominate one director who shall be the Other Members Director; irrespective of voting interests in the Company.

50.	Subject to Regulations 47 and 49, the directors shall have power at any time, and from time to time, to appoint any person to be a director to fill a casual vacancy, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these Regulations. Any director so appointed shall hold office only until the next following annual general meeting and shall then be eligible for re-election.

51.	Subject to Regulations 47 and 49, the Company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director, provided, however, that a Parent Director may only be removed by Parent, and Parent shall have the right to so remove any such Parent Director at any time, and the Other Members Director may only be removed by members other than Parent.

52.	The remuneration of the directors shall from time to time be determined by the Company in general meeting. That remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the Company or in connection with the business of the Company.

53.	The shareholding qualification for directors may be fixed by the Company in general meeting.

54.	The office of director shall become vacant if the director –

(a)	ceases to be a director by virtue of the Act;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	becomes prohibited from being a director by reason of any order made under the Act;

(d)	becomes disqualified from being a director by virtue of section 148, 149, 154 or 155;

(e)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

(f)	subject to section 145, resigns his office by notice in writing to the Company;

(g)	for more than 6 months is absent without permission of the directors from meetings of the directors held during that period;

(h)	without the consent of the Company in general meeting, holds any other office of profit under the Company except that of managing director or manager; or

(i)	is directly or indirectly interested in any contract or proposed contract with the Company and fails to declare the nature of his interest in manner required by the Act.

Powers and Duties of Directors

55.	The business of the Company shall be managed by the directors who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Act or by these Regulations, required to be exercised by the Company in general meeting, including, but not limited to certain critical non-delegable activities such as approving operating and capital expenditure budgets, forecasts and amendments thereto, appointment of senior management personnel and their compensation, and entering into new business lines that do not materially change the principal line of business of the Company, among other powers, subject, nevertheless, to any of these Regulations, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid Regulations or provisions, as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.

56.	The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the Company or of any third party.

57.	The directors may exercise all the powers of the Company in relation to any official seal for use outside Singapore and in relation to branch registers.

58.	The directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

59.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any two directors or in such other manner as the directors from time to time determine.

60.	The directors shall cause minutes to be made -

(a)	of all appointments of officers to be engaged in the management of the Company’s affairs;

(b)	of names of directors present at all meetings of the Company and of the directors; and

(c)	of all proceedings at all meetings of the Company and of the directors.

Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

Proceedings of Directors

61.	The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. A director may at any time and the secretary shall on the requisition of a director summon a meeting of the directors.

62.	Subject to these Regulations, questions arising at any meeting of directors shall be decided by a majority of votes and a determination by a majority of the directors shall for all purposes be deemed a determination of the directors.

63.	A director shall not vote in respect of any contract or proposed contract with the Company in which he is interested, or any matter arising thereout, and if he does so vote, his vote shall not be counted.

64.	Any director with the approval of the directors may appoint any person, whether a member of the Company or not, to be an alternate or substitute director in his place during such period as he thinks fit, provided, however, that no Parent Director may appoint an alternate or substitute director unless such person has been approved by Parent. Any person while he so holds office as an alternate or substitute director shall be entitled to notice of meetings of the directors and to attend and vote thereat accordingly, and to exercise all the powers of the appointor in his place. An alternate or substitute director shall not require any share qualification, and shall ipso facto vacate office if the appointor vacates office as a director or removes the appointee from office. Any appointment or removal under this regulation shall be effected by notice in writing under the hand of the director making the same.

65.	The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be a majority of the directors, provided that so long as there are Parent Directors and the Class V Share remains outstanding, a majority of the directors present shall at all times be one Parent Director and the Other Members Director. If there is only 1 director in the Company, the quorum shall be fixed at 1.

66.	The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the Company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the Company, but for no other purpose.

67.	The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting. So long as RK is a Director of the Company, the chairman shall be a RK.

68.	The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. So long as there are Parent Directors and the Class V Share remains outstanding, a majority of the members of any such committee shall be Parent Directors and shall include the Other Members Director.

69.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting. So long as there are Parent Directors and RK is a Director of the Company, the chairman of any such committee shall be RK.

70.	A committee may meet and adjourn as it thinks proper. Matters for vote arising at any meeting shall be determined by a majority of votes of the members present.

71.	A resolution in writing, a copy of which is sent or circulated by letter, facsimile or electronic communications to all directors being entitled to receive notice of a meeting of the directors and which is signed by all the Directors, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may be contained in a single document or may consist of several documents in like form, each signed by one or more directors. The Company may accept copies of resolutions in writing delivered to the Company by personal delivery, post, facsimile or electronic communications.

Secretary

72.	The secretary shall in accordance with the Act be appointed by the directors for such term, at such remuneration, and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

Seal

73.	The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorised by the directors in that behalf, and every instrument to which the seal is affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.

Accounts

74.	The directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act to the members. In addition to the foregoing, the members shall have any additional rights to inspect any account or book or paper of the Company as conferred by statute or authorised by the directors or by the Company in general meeting.

Dividends and Reserves

75.	The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

76.	The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

77.	No dividend shall be paid otherwise than out of profits or shall bear interest against the Company.

78.	The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the Company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

79.	Subject to Regulation 3A, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

80.	The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

81.	Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other Company or in any one or more of such ways and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

82.	Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

Capitalisation of Profits

83.	The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted, distributed and credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution. A share premium account and a capital redemption reserve may, for the purposes of this regulation, be applied only in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

84.	Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or, as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Notices

85.	A notice may be given by the Company to any member either personally or by sending it by courier, post or e-mail to him at his registered address, or, if he has no registered address in Singapore, to the address, if any, in Singapore supplied by him to the Company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in Singapore or the United States) following the day on which the notice was posted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

86.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

87.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it in the same matter as other notices which are required to be given under this regulation and shall be addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, in Singapore supplied for the purpose by the persons claiming to be so entitled, or, until such an address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

88.	(1)	Notice of every general meeting shall be given in any manner hereinbefore authorised to -

(a)	every member;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)	the auditor for the time being of the Company.

(2)	No other person shall be entitled to receive notices of general meetings.

Winding Up

89.	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide amongst the members in kind the whole or any part of the assets of the Company, whether they consist of property of the same kind or not, and may for that purpose set such value as he considers fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

90.	Subject to the provisions of and so far as may be permitted by the Act, every director, managing director, agent, auditor, secretary, and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which are incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by reason of any negligence, default, breach of duty or breach of trust. No such person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of his functions unless that liability arise through the actual negligence, default, breach of duty or breach of trust of such person. No person shall be found to have committed actual negligence, default, breach of duty or breach of trust under these Regulations unless or until a court of competent jurisdiction shall have made a finding to that effect.

91.	Subject to the provisions of and so far as may be permitted by the Act, the Company shall advance to each person indemnified under this regulation reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such indemnified person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, such indemnified person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such indemnified person was not entitled to indemnification pursuant to this regulation. If it shall be determined by a final judgment or other final adjudication that such indemnified person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the indemnified person.

92.	Subject to the provisions of and so far as may be permitted by the Act, the directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

Financial Year

93.	Unless the directors otherwise prescribe, the financial year of the Company shall end on March 31st in each year, and shall begin on April 1st in each year.